EXHIBIT 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333.52661, 333-31636 and 333-55820) of
Mettler-Toledo International Inc. of our report dated March 14, 2003 relating to the financial statements and financial statement schedule, which appears in the Form 10-K.


/s/ PricewaterhouseCoopers AG

PricewaterhouseCoopers AG (signed)

Zurich, Switzerland
March 14, 2003